                                                                    Exhibit 10.2


                        2002 UNITED STATES MARINE REPAIR
                             KEY EMPLOYEE BONUS PLAN
                            (AS AMENDED AND RESTATED)


PURPOSE

U.S.M.R. is committed to reducing costs, increasing productivity, and eliminating waste through improved planning, execution of objectives, and communication both within the company and with our customer. The bonus plan is designed to reward Key employees who meet and exceed the established objectives. As company performance improves through their control of costs and increased EBITDA, these employees are rewarded through the Key bonus plan as described in this document.

ADMINISTRATION AND ELIGIBILITY

The Bonus Plan will be administered by the Vice President of Human Resources and directed by a Bonus Committee comprised of the C.E.O. and Chief Operating Officer. Key employees are identified by the C.E.O. as employees critical to company performance. Key employees are identified as Key 1 and Key 2, which determines their bonus eligibility.

BONUS AWARDS

The bonus targets are established by the C.E.O. at the beginning of each fiscal year and approved by the Board of Directors (see attached). The Bonus is based upon an EBITDA target which is established for the Corporation, but each Division of USMR has a targeted EBITDA level. The bonus target is Earnings before Interest, Taxes, Depreciation, and Amortization (EBITDA). Bonus awards are a percentage of annual salary based upon the EBITDA performance of the company. Individual performance or divisional performance may affect the planned bonus percentage as determined by the Bonus Committee.

BONUS PROCEDURE

At the completion of the fiscal year, the Chief Financial Officer will provide the financial results of the company in the targeted bonus areas. Claim revenues arising after the effective date of the plan will be included in EBITDA either in the year the job is performed or in the year the claim revenue is actually received as determined by the Bonus Committee. Based upon the approved schedule of bonus percentages that was established in January of the year, the plan administrator will prepare a bonus pay out schedule for the Chief Executive Officer's review. The Chief Operating Officer and President of U.S.M.R. will recommend any changes to the amounts based upon Key employee performance and the C.E.O. will give final approval.

PAYMENT OF BONUS

No Bonus will be paid unless the Company attains a threshold level of EBITDA. An interim payment of up to 80% of the expected bonus may be paid during the last quarter of the year based on the discretion of the Bonus Committee.

EXTRAORDINARY EVENTS

The Bonus Committee may either postpone or eliminate bonus payments under this plan when payment of the bonus might endanger the Company's financial capability to perform contracts. Examples of extraordinary events include the occurrence of catastrophic losses after the end of the year or an overall loss for the Corporation. The targets are subject to change based upon changed cash flow targets due to divestitures or acquisitions.





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Approved                                             Date









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


                           UNITED STATES MARINE REPAIR
                          KEY EMPLOYEE BONUS PLAN 2002


---------------------------------------------------------------------------------------------------------------------
               ANNUAL                                KEY 1                                   KEY 2
               EBITDA                                BONUS                                   BONUS
---------------------------------------------------------------------------------------------------------------------

               $30M                                  10%                                      10%
               $31M                                  20%                                      20%
               $32M                                  30%                                      23%
               $33M                                  40%                                      25%
               $34M                                  50%                                      33%
               $36M                                  60%                                      40%
               $38M                                  70%                                      50%
               $40M                                  80%                                      60%
               $42M                                  88%                                      68%
               $44M                                  95%                                      75%
               $45M                                 100%                                      80%
               $47M                                 110%                                      90%
               $49M                                 115%                                      95%


   /s/ B. Edward Ewing       April __, 2002    /s/ Alexander J. Krekich           April _, 2002
------------------------------------------- ---------------------------------------------------
B. EDWARD EWING                     DATE             ALEXANDER J. KREKICH               DATE









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